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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As Independent Public Accountants, we hereby consent to the incorporation by reference in this Form N-14 of our report dated December 14, 1999 included in Schroder Series Trust's annual report for the year ending October 31, 1999.


                                                           ARTHUR ANDERSEN LLP



New York, New York
June 2, 2000